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                                                                   Exhibit 10.15
                    LONG DISTANCE RESELLER SERVICE AGREEMENT

This long distance reseller service agreement ("Agreement") is made and entered as of the last date shown below, and is entered by and between Interoute, Inc. ("Interoute") having a place of business at 110-72 Corona Avenue, Corona, NY 11368 and Axicom Communications Group, Inc. ("Customer") having its principal place of business at 50 Broad Street, New York, NY 10004. Interoute and Customer are the parties to this Agreement, and are referred to herein as the "Parties," with each being a "Party."

WITNESSETH:

WHEREAS, Interoute is a long distance provider, and Customer desires to purchase long distance service ("Services") from Interoute on the terms provided below, and Interoute desires to sell long distance service to Customer on the terms provided below;

NOW, THEREFORE, the Parties agree as follows:

1.       SERVICES AND PRICING:

         a. Commencing on the later of the date of full execution date of this Agreement or the date when the Parties have taken necessary steps (the Parties proceeding with reasonable diligence) for Services to be provided, Interoute will provide telecommunication Services to Customer for its traffic. Interoute reserves the right to, from time to time, set a limit of monthly-minutes (the "Limit"), which Customer may run with Interoute, in which case Interoute shall have no obligation to allow traffic beyond the Limit. Notwithstanding the existence of the Limit, Customer shall be liable for all traffic beyond the Limit.

         b. The telecommunication Services shall be billed at the rates set out in Exhibit A and as the rates may be amended as below, which rates are in US dollars, the currency for this Agreement.

         c.       Calls will be billed as follows:

                  i. Calls to locations other than Mexico will be at thirty-second minimum duration, and thereafter in six-second increments rounded to the next highest one-tenth (1/10th) of a minute; and

                  ii. Calls to Mexico will be billed in one-minute increments, rounded to the next highest minute.

         d. At any time, with at least three (3) days' prior written notice,

                  i. The rates and offering set out in Exhibit A may be changed by Interoute, and

                  ii. The above billing provisions may be changed by Interoute.

2. CHARGES AND PREPAYMENT TERMS: Customer will deal with Interoute on a prepaid basis. Customer shall deposit with Interoute moneys (the 'Deposit') which are estimated to pay for the upcoming telecommunication Services which will be used by Customer. Services will be terminated automatically, without any notice, upon exhaustion of the Deposit, and in this event will be restored when and if the Deposit is replenished. Customer must decide how much money should be deposited with Interoute to prevent Services termination. Customer is solely responsible for monitoring its Deposit to avoid termination of Services. Interoute reserves the right to, at its discretion, in writing or orally (the 'Replenishment Notice') advise Customer within one day of when the Deposit appears to be nearing exhaustion, and the Customer shall on or before the next business day, by cash, bank check, certified funds or wire transfer of immediately available US funds (or through another means that is approved by Interoute), replenish the Deposit. In the event that Interoute shall not provide Services for which Customer has prepaid,
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         Interoute shall, upon Customer's written request, refund all unused
         Deposit funds to Customer within seven (7) days, and in other circumstances the Deposit shall be nonrefundable. Deposit moneys will be maintained by Interoute in its general operating accounts and no interest will be paid to Customer on the moneys. The replenishment of the Deposit shall be by cash, bank check, certified funds or wire transfer. Cash, bank check and certified funds will only be credited on the later of shortly after when payment is received by Interoute or if payment is not made during the business day early during the next business day and only on the day when the funds are good. Wire transfer will only be credited on the later of shortly after when a copy of a bank receipt showing the transfer is faxed to Interoute or if Customer's fax is not sent during the business day, early during the next business day. Instructions for wires to Interoute are as follows:______________________________________________________________
         ______________________________________________________________________
         _________________. (Interoute will complete this area upon execution).

3. PROVISIONING: Customer will at its expense provide interconnection facilities linking its switch to Interoute's New York switch at a DS1 level.

4. INVOICING: Interoute will invoice Customer weekly with printed invoices showing the charges against the Deposit.

5. CDR BILLING SERVICES: Interoute will provide CDR on floppy to Customer on a monthly basis for $35.00, which amount will be charged against the Deposit.

6. TERM: This Agreement is for ninety (90) days from the date of its commencement, and automatically renews for thirty (30) day extensions thereafter, unless either Party notifies the other in writing of their intent to terminate this Agreement. Either Party may terminate this Agreement for any reason with or without cause.

7. CONFIDENTIALITY. The terms of this Agreement and any information revealed by either Party to the other Party under this Agreement which information is not in the public realm, is deemed to be confidential. Neither Party shall at any time disclose any of the terms of this Agreement nor any such previously described confidential information to any other third Party except to the professional advisors of either Party or as may be required by applicable law. Breach of this provision shall support equitable relief in favor the Party harmed by the breach. If either party is required by applicable law to disclose confidential information, that Party shall immediately advise the other Party.

8. TAXES: The undersigned hereby certifies that the Services furnished by Interoute, are exempt from: 1) federal excise tax on communication Services and facilities under applicable IRC provision(s) and 2) state and local sales & use, utility user and telephone tax, and other state and local governmental assessments as are directed to end-user customers, as a sale for the purposes of resale. At such time when the claimed status no longer applies, written notice of rescission will be submitted in accordance with applicable IRC provision(s). It is understood that no tax, surcharge or assessment will be collected by Interoute, on charges for said Services, and that it will be the responsibility of the undersigned to collect such tax as may be due from its customers and remit as required by law, rule, regulation, or ordinance.

9. BILLING DISPUTES: Any billing disputes shall be presented by Customer to Interoute in reasonable detail, in writing, within THIRTY (30) days of the earlier of: A) the date of the billing in question (i.e., the Invoice); or B) when information regarding the charges were first provided to Customer. Any dispute not timely raised shall be waived.

10. NO WARRANTY: Interoute provides no warranty, express or implied, with respect to Services it provides and expressly disclaims any warranty of merchantability or fitness for a particular purpose or use.

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11.      CUSTOMER RESPONSIBILITIES: The Customer alone, at its own expense shall: A) be responsible for any taxes [local, state, federal, international or otherwise], which may be or become due on the Services; B) be responsible for preparing and timely filing any tax returns or other reporting returns which may be or become due on the Services; C) be responsible for examining Interoute's technical systems to determine their compatibility with Customer's systems. Interoute has not made any representations as to technical compatibility and will not make modifications to its systems to provide the Services; D) Ensure that Interoute's systems and the Services shall not be used for any illegal purposes; and E) be responsible to perform any actions which are necessary in order to enable Interoute to provide Services to Customer.

12. LIABILITY LIMITATIONS: In no event will either Party be liable to the other Party for any indirect, special, incidental or consequential losses or damages, including without limitation, loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising in any manner from this Agreement and the performance or non performance of obligations hereunder. The only possible liability under this Agreement to the Parties shall be as follows: A) If Customer defaults in any way (i.e., Customer nonpayment, Customer late payment, Customer misrepresentation, Customer nonperformance of any sort, hereinafter a "Default") under this Agreement: I) Customer shall be liable for Interoute's attorney's fees and other professional's fees (whether or not arbitration is pursued), filing fees, costs and all other expenses associated with pursuing Customer for the Default (including, but not limited to, expenses which may be associated with any arbitration and collection steps thereafter) and II) Customer shall be liable for unpaid Services provided under this Agreement, which Services Interoute may re-rate by increasing the per minute cost of such Services by $.01 (the Parties acknowledge that Interoute's pricing is established at its low levels premised upon Customer's commitment to timely pay for Services and otherwise comply with this Agreement - if there is a Customer Default the per minute $.01 increase is appropriate) and for interest at 15% annually on the above amount due from when the unpaid Services charges were first due; and B) Both Parties shall be responsible in law and equity for any breach of the above CONFIDENTIALITY paragraph provisions.

13. FORCE MAJEURE, ETC.: No failure or omission on the part of Interoute shall result in any liability to Customer if Interoute was prevented from performing its duties to what is commonly referred to as Force Majeure or by other matters outside of Interoute's control (by way of example only, fire, flood, war, civil unrest, power failure, change of law, failures by parties supplying service to Interoute, earthquake, other Act of God, change of law, etc.).

14. MISCELLANEOUS: This Agreement, and the rights and obligations hereunder, shall inure to the benefit of, and shall be binding upon, the Parties and their respective legal successors and permissible assigns; provided, that Customer may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of Interoute. No change or modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the Parties. The failure of any Party at any time to insist upon strict performance of any condition, promise, agreement, or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time. This Agreement shall be enforced under and construed in accordance with the laws of the State of New York (without regard to its conflict of laws principles). Any dispute under this Agreement shall be resolved by a one-arbitrator arbitration before the Garden City, NY American Arbitration Assoc., under their usual rules for expedited arbitration, and the Parties consent to their entry of final award/judgement with regard to any dispute, and to jurisdiction of the courts of N.Y. and the courts of their State for enforcement of any award/judgment. At the commencement of any arbitration by Interoute, Customer shall be required to post with the arbitrator any amounts which Interoute alleges to be due, absent which the arbitration shall be summarily determined with prejudice in favor of Interoute. This Agreement shall be construed as if drawn mutually by both parties, and shall remain valid even if one or more provisions are deemed illegal or unenforceable - in which event this Agreement shall be read as if modified to give effect to the Parties' intent in making this Agreement. This Agreement shall not create any agency, partnership or joint venture relationship

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         between the Parties. Time is of the essence in the performance of this
         Agreement and for all periods shown herein. This Agreement may be executed in counterpart, and by fax, and shall only be valid if both signed and co-signed during seven days (unless the Parties waive this execution requirement by their actions). This Agreement contains the entire Agreement of the Parties with respect to its subject matter and supersedes all prior Agreements or understandings, oral or written, with respect to its subject matter. Notices and communications between the Parties under this Agreement shall be in writing sent by FedEx or Fax and shall be valid as of when they are delivered.

In Witness Whereof, the Parties have affixed their hands and seals the last day and year written below.

Interoute, Inc.                      CUSTOMER
110-72 Corona Avenue                 Axicom Communications Group, Inc.
Corona, NY 11368                     50 Broad Street
Tel. No.:  718 271 4300              New York, NY 10004
Fax No.:  718 271 0004               Tel. No.:  212 785-4386
By:________________Date:___________  Fax No.:  212 785-4388
                                     Customer is incorporated in New York State
                                     Customer's Tax ID is 13-3786474
                                     By: /s/ Christian Bardenheuer, CEO
                                     Date: 4/6/99

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                                    EXHIBIT A

COUNTRY                         PRICE PER MINITE - all prices in US dollars
--------------------------------------------------------------------------------
see attached                    see attached and Riders (if any)
and Riders (if any)

The above offerings do not include calls to cellular exchanges or cellular numbers and AIT reserves the right to block any of the above offerings with no notice. All other areas not included under this Agreement are blocked.

Calls (to locations other than Mexico) will be billed at thirty-second minimum duration, and thereafter in six-second increments rounded to the next highest one-tenth (1/10th) of a minute.

Calls to Mexico, all bands, will be billed in one-minute increments, rounded to the next highest minute.

CUSTOMER, Axicom Communications Group, Inc.


By:              Sign here print name and corporate capacity below
--------------------------------------------------------------------------------
Date:_________________

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